UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2018

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9356 (Commission File Number)	23-2432497 (IRS Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former name or former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 1, 2018, Buckeye North Sea Coöperatief U.A. (the “Seller”), a wholly owned subsidiary of Buckeye Partners, L.P. (the “Partnership”), entered into a share purchase agreement (the “SPA”) with Terminals Finance B.V. (“Terminals Finance”) to sell its 50% interest in the outstanding share capital of VTTI B.V. (“VTTI”) to Terminals Finance for cash consideration of $975 million (the “VTTI Sale”).

The purchase price to be paid by Terminals Finance in the VTTI Sale is subject to customary adjustments at closing, including for certain distributions and other payments made by VTTI and its subsidiaries to the Seller and its affiliates from December 31, 2017 through the closing of the VTTI Sale. The VTTI Sale is expected to close by the end of 2018, subject to the receipt of certain regulatory approvals, including the expiration of any waiting period applicable to the VTTI Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (‘‘HSR”) and the receipt of antitrust approval in certain other jurisdictions. There can be no assurance that the closing conditions will be satisfied.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the SPA and is qualified in its entirety by reference to the SPA, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 1.01.

The SPA has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or to modify or supplement any factual disclosures about the Partnership, Terminals Finance or any of the Partnership’s subsidiaries in their public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The SPA includes certain representations, warranties and covenants of the parties thereto made solely for purposes of the SPA and solely for the benefit of the parties to the SPA, and which may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the SPA. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the SPA or any of their respective subsidiaries or affiliates. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the SEC filings of the parties or may have been used for purposes of allocating risk among the parties to the SPA rather than establishing matters as facts.

Item 8.01 Other Events.

On November 1, 2018, the Partnership entered into a Purchase Agreement (the “Purchase Agreement”) with JET Infrastructure Holding IA LLC, a Delaware limited liability company (the “Buyer”), pursuant to which Buckeye will sell to the Buyer the equity interests of Buckeye Aviation (Memphis) LLC, Buckeye Aviation (San Diego) LLC, Buckeye Aviation (Reno) LLC, and Everglades Pipe Line Company, L.P., together with certain assets related to the Stockton and Sacramento liquid petroleum products terminals (the “Divested Business”).  The Divested Business includes certain pipeline and liquid petroleum products terminal operations at the Memphis, San Diego, Sacramento and Stockton terminals as well as the pipeline operations from the applicable origin point to (i) the Reno-Tahoe International Airport, (ii) the Miami International Airport and (iii) the Fort Lauderdale-Hollywood International Airport.

Subject to the terms and conditions set forth in the Purchase Agreement, Buyer will acquire the Divested Business for (i) $440 million in cash payable on the closing date, subject to a net working capital adjustment, and (ii) $10 million in cash on the six month anniversary of the closing date. Buckeye and the Buyer will also enter into an Operating and Maintenance Agreement pursuant to which Buckeye will operate the Divested Business on behalf of the Buyer for an initial term of seven (7) years in exchange for an annual fee and reimbursement for certain budgeted expenses.

The Purchase Agreement contains customary representations, warranties, covenants and termination rights for a transaction of this nature.  Following the closing, each of Buckeye and the Buyer have agreed to indemnify the other party for certain losses, subject to specified limitations.

Completion of the sale of the Divested Business is subject to certain conditions, including, among others, (1) the accuracy of the parties’ representations and warranties, subject to customary materiality standards, (2) the expiration or termination of any applicable waiting period under the HSR, (3) the absence of any governmental order or law prohibiting the consummation of the sale, and (4) material compliance of the parties with their applicable obligations under the Purchase Agreement.  The sale of the Divested Business is expected to close prior to the end of 2018.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of November 1, 2018, by and between Terminals Finance B.V. and Buckeye North Sea Coöperatief U.A.*

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

Exhibit Index

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of November 1, 2018, by and between Terminals Finance B.V. and Buckeye North Sea Coöperatief U.A.*

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

/s/ Todd J. Russo
	Name:	Todd J. Russo
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  November 2, 2018